EMPLOYMENT AGREEMENT


          This Employment Agreement (the "Agreement"), made and dated as of May 5th, 1994, by and between Best Lock Corporation, a

     Delaware Corporation, ("BLC") and Russell C. Best, a resident of

     Boone County, Indiana, ("Best").

                           W I T N E S S E T H :

          WHEREAS, Best is a member of the Board of Directors of BLC and in such capacity participates in policy making decisions for

     BLC and is in receipt of BLC's confidential business information;

          WHEREAS, Best is employed by BLC as an executive officer;

          WHEREAS, Best desires to be assured of a secure minimum

     compensation for his services as chief executive officer of BLC over a defined term;

          WHEREAS, BLC desires to assure Best's continued employment by BLC as its chief executive officer;

          WHEREAS, BLC desires reasonable protection of the

     confidential business information of BLC, BLC's subsidiaries, and

     BLC's other affiliated corporations which has been developed over the years at substantial expense and assurance that Best will not compete with BLC for a reasonable period of time after

     termination of his employment with BLC;

          WHEREAS, BLC and Best desire to record the terms of their

     agreement in writing.

          NOW, THEREFORE, in consideration of these premises, the

     mutual covenants and undertakings herein contained, and the continued employment of Best by BLC as its chief executive
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     officer, the receipt and sufficiency of which are hereby

     acknowledged, BLC and Best, each intending to be legally bound,

     covenant and agree as follows:

          Section 1.  The Agreement is hereby effective May 1, 1994.

          Section 2. Upon the terms and conditions set forth in this Agreement, BLC employs Best as its chief executive officer, and Best accepts such employment by BLC.

          Section 3. Best shall devote his full time and best efforts to BLC and to fulfilling the duties of his position as chief executive officer of BLC pursuant to the direction of the BLC Board of Directors. Provided, however, that the constraints imposed by this section and Section 11 hereof shall not preclude Best from serving as an officer, employee, and/or director of any subsidiary or affiliate of BLC; or, at the direction of or with the approval of BLC, any other organization.

          Section 4. The term of this Agreement shall be from the date hereof until December 31, 1998. Provided, however, that such term shall be automatically extended for an additional year on December 31, 1994, and on December 31 of each year thereafter unless either party hereto gives written notice to the other party not to so extend at least thirty (30) days prior to December 31 of the year notice is given, in which case no further automatic extension shall occur and the term of this Agreement shall end at 11:59 p.m. on the fifth (5th) December 31 subsequent to the date of such notice.

          Section 5. For all services rendered pursuant to this Agreement and as consideration for the covenants contained herein, Best shall receive an annual minimum salary of Four Hundred Twenty-Five Thousand Dollars ($425,000.00) ("Base Compensation") payable while Best is an employee of BLC in accordance with BLC's policy for payment of salaries to its senior management personnel as in effect from time to time. BLC covenants and guarantees that the Base Compensation shall be paid by BLC as provided herein while Best is an employee of BLC and BLC shall pay the amounts of Base Compensation and any additional compensation amounts after Best's employment by BLC is terminated as provided by Section 10 hereof. BLC shall consider from time to time increases in the salary it pays Best based upon the following standards:

          - Past performance of Best and the contribution which Best will make to the business and profits of BLC during the term and any extension of the term of this Agreement;

          - Adjustments to the salaries of other senior management personnel of BLC; and

          -    Inflation.

          Section 6. So long as Best is employed by BLC pursuant to this Agreement, he shall be included as a participant in all benefit plans generally available to employees of BLC or
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     specifically available to executive officers of BLC.  Further, so long as Best is employed by BLC pursuant to this Agreement, in addition to Base Compensation provided for by this Agreement, Best shall participate in all bonus and incentive plans made available by BLC to its senior management personnel and he shall be entitled to receive bonuses and incentive payments as provided by such plan(s) in amounts consistent with his salary/Base Compensation and with his position as an executive officer of BLC.

          Section 7. During the term and any extensions of the term of this Agreement, Best shall receive reimbursement from BLC for all reasonable business expense incurred in the course of his employment by BLC.

          Section 8. Immediately after the effective date of this Agreement, BLC shall loan Best a sum of money not more than Three Million Four Hundred Thousand Dollars ($3,400,000.00) and in such amount as Best and BLC's Board of Directors may approve pursuant to the terms of an installment promissory note (the "Note") substantially in the form attached hereto as Exhibit 1. At such time, Best shall deliver the Note to BLC. The principal owing under the Note shall be payable in equal annual installments over a period of thirty (30) years. Such Note shall: (i) bear interest at a rate of seven and two-tenths percent (7.2%) per annum; (ii) provide that the entire unpaid balance of principal and accrued interest may be prepaid at any time without penalty;
     (iii) be secured with assets acceptable in value and nature to both parties hereto, but in any case with any and all assets purchased by Best with the loaned funds; and (iv) provide that in the event of a default in the payment of any installment of principal or interest, the entire unpaid balance of principal and accrued interest shall become immediately due and payable and may be called for payment by BLC as provided by the Note.

          Section 9. Subject to the respective continuing obligations of the parties including, but not limited to, those set forth in Subsections 11(a), 11(b), and 11(c) hereof, Best's employment by BLC may be terminated prior to the expiration of the term or any extensions of the term of this Agreement as follows:

          a. BLC, by action of its Board of Directors and upon written notice to Best, may terminate Best's employment with BLC immediately for cause. For purposes of this Subsection 9(a), "cause" shall be defined as: (i) the willful and continued failure of Best to substantially perform his duties as an executive officer of BLC; (ii) action by Best involving willful misfeasance or gross negligence in the performance of his duties as an executive officer of BLC; (iii) upon the order of a federal or state court or administrative agency having jurisdiction over BLC where such order involves or relates to Best's fitness for continued employment by BLC; (iv) conviction of Best of the commission of a felony; or (v) any intentional breach by Best of a material term, condition, or covenant of this Agreement.

          b. BLC, by action of its Board of Directors and upon written notice to Best, may terminate Best's employment with BLC immediately without cause.

          c. Best, by written notice to BLC, may terminate his employment with BLC immediately for cause. For purposes of this Subsection 9(c) "cause" shall be defined as: (i) any action by BLC's Board of Directors to remove Best as an executive officer of BLC, except where BLC's Board of Directors properly acts to remove Best from the position of an executive officer for "cause" as defined in Subsection 9(a) hereof; or(ii) any intentional breach by BLC of a material term, condition, or covenant of this Agreement.

          d. Best, upon written notice to BLC, may terminate his employment with BLC without cause.

          e. Best's employment with BLC shall terminate in the event of Best's death or disability. For purposes hereof "disability" shall be defined as Best's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for any consecutive three hundred sixty-five
               (365) day period, provided that notice of any termination by BLC because of Best's "disability" shall have been given to Best ninety (90) days prior to the occurrence of the three hundred sixty-fifth (365th) consecutive day of disability and prior to the full resumption by Best of the performance of such duties.

          Section 10. The following definitions are applicable to this section and any other section of this Agreement in which these terms appear. "Actual Salary" shall mean the actual salary compensation amount paid to Best including Base Compensation and any increases to such compensation received pursuant to Section 5 of this Agreement, exclusive of any lump sum bonuses, incentive payments, or contingent compensation amounts. "Average Compensation Amount" shall mean the amount of compensation equal to the average of the aggregate amounts of Actual Salary, lump sum bonuses, incentive payments, or contingent compensation received by Best in each of the three (3) calendar years immediately preceding the year in which Best's employment by BLC is terminated. In the event of termination of Best's employment with BLC pursuant to Section 9 hereof, Best shall continue to be paid by BLC as follows:

          a. In the event of termination pursuant to Subsection 9(a) or 9(d), BLC shall continue to pay Best his Actual Salary through the date of termination specified in the notice of termination, and Best shall be entitled to no additional compensation payments pursuant to this Agreement.

          b. In the event of termination pursuant to Subsection 9(b) or 9(c), BLC shall continue to pay Best his Actual Salary through the date of termination specified in the notice of termination, and continue to pay Best his Actual Salary through the term and any then current extensions of this Agreement. In addition, BLC shall pay Best on December 31 of each year within the term of this Agreement and any then current extensions thereof, an amount equal to the difference between the Average Compensation Amount and the Actual Salary received by Best during that calendar year as an additional compensation payment.

          c. In the event of termination pursuant to Subsection 9(e), BLC shall pay Best his Actual Salary (i) in the event of his death, through the date of his death, or
               (ii) in the event of Best's disability, through the date of proper termination because of disability as required by Subsection 9(e), and Best shall be entitled to no additional compensation payments pursuant to this Agreement.

          Section 11. In order to induce BLC to enter into this Agreement, Best hereby covenants and agrees as follows:

          a. Best shall keep confidential and not improperly divulge for the benefit of another party or use for his own benefit during the term and any extensions of the term of this Agreement any of the intellectual property, business secrets, or other confidential information of any of BLC or any corporation affiliated with BLC including, but not limited to, Frank E. Best, Inc. ("FEBI"), Best Universal Lock Co. ("BUL"), Walter E. Best Company, Inc. ("WEBCO"), or any of BLC's subsidiaries. All of each such corporation's confidential information shall be the sole and exclusive property of each such corporation, respectively.

          b. Best shall not during the term and any extension of the term of this Agreement, during or after termination of his employment with BLC pursuant to Section 9 hereof, except as an officer, employee, and/or director of any of the corporations set forth in Section 11(a) hereof, enter into the locking or security system business or otherwise place himself in a position to be in competition with BLC, FEBI, BUL, WEBCO, any subsidiary of BLC, or any other corporation affiliated with BLC, at any place within the United States.

          c. Best shall not, except in the good faith performance of his duties as an executive officer of BLC, either on his own account or for any other person, firm, or company, solicit, interfere with, or endeavor to cause any employee of BLC or any corporation affiliated with BLC to leave his or her employment or to induce or attempt to induce any such employee to breach any employment agreement with BLC or any corporation affiliated with BLC.

          Section 12. Any termination of Best's employment with BLC as contemplated by Section 9 hereof, except in the circumstance of Best's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to Subsections 9(a), 9(c), or 9(e) shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

          Section 13. If a dispute arises regarding the termination of Best pursuant to Section 9 hereof or as to the interpretation or enforcement of this Agreement and Best obtains a final judgment in his favor in a court of competent jurisdiction or his claim is settled by BLC prior to the rendering of a judgment by such a court, all reasonable legal fees and expenses incurred by Best in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or otherwise pursuing his claim shall be paid by BLC, to the extent permitted by law.

          Section 14. Best is not required to mitigate the amount of the Base Compensation, Actual Salary, or Average Compensation Amount payable pursuant to this Agreement after termination of his employment by BLC by seeking other employment or otherwise, nor shall the amount of any payment of Base Compensation, Actual Salary, or Average Compensation Amount provided for in this Agreement after termination of Best's employment with BLC be reduced by any compensation earned by Best as a result of employment by another employer when such employment is not in breach of the covenants contained in Section 11 of this Agreement.

          Section 15. Should Best die after termination of his employment with BLC under circumstances where any payments are being made pursuant to Subsection 10(b) or 10(c) hereof and while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Best's executors, administrators, heirs, distributees, devisees, and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Best's devisee, legatee, or other designee or, if there is no such designee, to his estate.

          Section 16. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Best:    Russell C. Best
                         755 Eagle Creek Drive
                         Zionsville, Indiana 46077

          If to BLC:     Best Lock Corporation
                         6161 East 75th Street
                         Indianapolis, Indiana 46250

     or to such address as any party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          Section 17. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana and the United States of America.

          Section 18. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Best and BLC.

          Section 19. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement.

          Section 20. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

          Section 21. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same agreement.

          Section 22. This Agreement is personal in nature and each party hereto shall not, without consent of the other party, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Section 15 above. Provided, however, that this Agreement and the provisions hereof shall inure to the benefit of and be binding upon any successor in interest of BLC through merger, reorganization or otherwise through the operation of law. In the event of any merger, reorganization, or other transaction affecting BLC as a corporate entity, all references to BLC, as the circumstance may be, herein shall be construed to mean the surviving corporation or entity existing after such merger, reorganization, or other transaction.

          IN WITNESS WHEREOF, the parties have caused the Agreement to be executed and delivered as of this day and year first above set forth.

                              BEST LOCK CORPORATION

                              By:  /s/ Walter E. Best
                                   ----------------------------
                                   Walter E. Best, President and
                                   Chief Executive Officer
     ATTEST:

     /s/ Roger E. Beaverson
     -----------------------------
     Roger E. Beaverson, Secretary

                              RUSSELL C. BEST

                              /s/ Russell C. Best
                              ------------------------------